                                   August 24,2000


Microwave Power Devices, Inc.





Ladies and Gentlemen:

In consideration of Telefonaktiebolaget L M Ericsson ("LME") continuing its evaluation of a proposed transaction (the "Proposed Transaction") with Microwave Power Devices, Inc. ("MPDI") and its devotion of resources thereto, from the date of this letter agreement through the earlier of (i) the execution of a definitive agreement regarding the Proposed Transaction and (ii) September 15, 2000 (the "Termination Date"), neither MPDI nor any of its affiliates, officers, directors, employees, representatives or agents will (a) solicit, initiate, knowingly encourage or accept any other inquiries, proposals or offers from any Person (as defined below) (x) relating to any acquisition or purchase, directly or indirectly, of all or any significant portion of MPDI or its assets or properties (other than the sale of products of MPDI in the ordinary course of business), (y) to enter into any merger, consolidation or other business combination with MPDI, (z) to enter into any other extraordinary business transaction involving or otherwise relating to MPDI, or (b) participate in any discussions, conversations, negotiations or other communications with any other Person regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or knowingly encourage any effort or attempt by any other Person to seek to do any of the foregoing; provided, however, if MPDI receives an unsolicited proposal prior to or on the Termination Date from any corporation, partnership or other entity or group, MPDI may, to the extent its Special Committee of the Board of Directors, after obtaining the advice of outside counsel, determines in its good faith judgement that it is necessary to do so in order to fulfill its fiduciary duties under applicable law, enter into discussions or transactions with or provide information to such corporation, partnership or other entity or group.

MPDI shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. MPDI shall notify LME if any proposal or offer, or any inquiry or other contact with any Person with respect to any of the foregoing, is made or received by it and shall, in any such notice to LME, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact.

As used in this letter agreement, "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

From and after the Termination Date, this letter agreement shall be of no further force and effect and no party hereto shall have any further liability or obligation thereunder.

This letter agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be an original, but when taken together shall constitute a single instrument.

Please indicate your acceptance by signing in the space provided below. We look forward to working with you toward the completion of a mutually beneficial transaction.

                                Very truly yours,

                                TELEFONAKTIEBOLAGET L M ERICSSON

                                By /s/ Rolf Eriksson
                                   ------------------------------
                                Rolf Ericsson
                                Vice President, Mergers and Acquisitions



Agreed and accepted as of the date first written above:


MICROWAVE POWER DEVICES, INC.


By /S/ Alfred Weber
   ----------------------------------
Alfred Weber
Chairman, President and Chief Executive Officer

                                                 September 14, 2000


Microwave Power Devices, Inc.




Ladies and Gentlemen:

In consideration of Telefonaktiebolaget L M Ericsson ("LME") continuing its evaluation of a proposed transaction (the "Proposed Transaction") with Microwave Power Devices, Inc. ("MPDI") and its devotion of resources thereto, from the date of this letter agreement through the earlier of (i) the execution of a definitive agreement regarding the Proposed Transaction and (ii) September 29, 2000 (the "Termination Date"), neither MPDI nor any of its affiliates, officers, directors, employees, representatives or agents will (a) solicit, initiate, knowingly encourage or accept any other inquiries, proposals or offers from any Person (as defined below) (x) relating to any acquisition or purchase, directly or indirectly, of all or any significant portion of MPDI or its assets or properties (other than the sale of products of MPDI in the ordinary course of business), (y) to enter into any merger, consolidation or other business combination with MPDI, (z) to enter into any other extraordinary business transaction involving or otherwise relating to MPDI, or (b) participate in any discussions, conversations, negotiations or other communications with any other Person regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or knowingly encourage any effort or attempt by any other Person to seek to do any of the foregoing; provided, however, if MPDI receives an unsolicited proposal prior to or on the Termination Date from any corporation, partnership or other entity or group, MPDI may, to the extent its Special Committee of the Board of Directors, after obtaining the advice of outside counsel, determines in its good faith judgement that it is necessary to do so in order to fulfill its fiduciary duties under applicable law, enter into discussions or transactions with or provide information to such corporation, partnership or other entity or group.

MPDI shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. MPDI shall notify LME if any proposal or offer, or any inquiry or other contact with any Person with respect to any of the foregoing, is made or received by it and shall, in any such notice to LME, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact.

As used in this letter agreement, "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

From and after the Termination Date, this letter agreement shall be of no further force and effect and no party hereto shall have any further liability or obligation thereunder.

This letter agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be an original, but when taken together shall constitute a single instrument.

Please indicate your acceptance by signing in the space provided below. We look forward to working with you toward the completion of a mutually beneficial transaction.

                                Very truly yours,

                                TELEFONAKTIEBOLAGET L M ERICSSON

                                By /s/ Rolf Eriksson
                                   ------------------------------
                                Rolf Ericsson
                                Vice President, Mergers and Acquisitions




Agreed and accepted as of the date first written above:


MICROWAVE POWER DEVICES, INC.


By /s/ Alfred Weber
   ----------------------------------
Alfred Weber
Chairman, President and Chief Executive Officer

                                                                 October 4, 2000

Microwave Power Devices, Inc.


Ladies and Gentlemen:

In consideration of Telefonaktiebolaget L M Ericsson ("LME") continuing its evaluation of a proposed transaction (the "Proposed Transaction") with Microwave Power Devices, Inc. ("MPDI") and its devotion of resources thereto, from the date of this letter agreement through the earlier of (i) the execution of a definitive agreement regarding the Proposed Transaction and (ii) October 13, 2000 (the "Termination Date"), neither MPDI nor any of its affiliates, officers, directors, employees, representatives or agents will (a) solicit, initiate, knowingly encourage or accept any other inquiries, proposals or offers from any Person (as defined below) (x) relating to any acquisition or purchase, directly or indirectly, of all or any significant portion of MPDI or its assets or properties (other than the sale of products of MPDI in the ordinary course of business), (y) to enter into any merger, consolidation or other business combination with MPDI, (z) to enter into any other extraordinary business transaction involving or otherwise relating to MPDI, or (b) participate in any discussions, conversations, negotiations or other communications with any other Person regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or knowingly encourage any effort or attempt by any other Person to seek to do any of the foregoing; provided, however, if MPDI receives an unsolicited proposal prior to or on the Termination Date from any corporation, partnership or other entity or group, MPDI may, to the extent its Special Committee of the Board of Directors, after obtaining the advice of outside counsel, determines in its good faith judgement that it is necessary to do so in order to fulfill its fiduciary duties under applicable law, enter into discussions or transactions with or provide information to such corporation, partnership or other entity or group.

MPDI shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. MPDI shall notify LME if any proposal or offer, or any inquiry or other contact with any Person with respect to any of the foregoing, is made or received by it and shall, in any such notice to LME, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact.

As used in this letter agreement, "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

From and after the Termination Date, this letter agreement shall be of no further force and effect and no party hereto shall have any further liability or obligation thereunder.

This letter agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be an original, but when taken together shall constitute a single instrument.

Please indicate your acceptance by signing in the space provided below. We look forward to working with you toward the completion of a mutually beneficial transaction.

                                   Very truly yours,

                                   TELEFONAKTIEBOLAGET L M ERICSSON


                                   By /s/ Rolf Ericsson
                                     .................................
                                   Rolf Ericsson
                                   Vice President, Mergers and Acquisitions


Agreed and accepted as of the date first written above;

MICROWAVE POWER DEVICES, INC.


By /s/ Alfred Weber
  .................................
Alfred Weber
Chairman, President and Chief Executive Officer